FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and between Cardtronics USA, Inc. (the “Company”), a Delaware corporation, and Dan P. Antilley (the “Executive”) effective as of January 16, 2020.
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated October 9, 2018 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to enter into this Amendment to amend certain terms of the Employment Agreement;
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and the Executive hereby agree, effective as of the date first set forth above, that the Employment Agreement shall be and is hereby amended as hereafter provided:
1.Section 2.2 of the Employment Agreement shall be deleted in its entirety and be replaced with the following:
Positions. From and after the Commencement Date, the Company shall employ Executive in the position of Executive Vice President, Operations and Chief Information Security Officer (“CISO”) of the Company or in such other position or positions as the parties mutually may agree, and Executive shall report to the Chief Executive Officer (“CEO”) of the Company.
2.References. All references in the Employment Agreement to Agreement and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.
3.Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreements and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written relative thereto.
4.Governing Law. This Amendment and all claims, causes of action, or proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Amendment will be governed by the internal laws of the State of Texas, without regard to conflict of laws principles thereof.
5.Amendment Effective Date. This Amendment shall be effective as of the date first listed above.
6.Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.
7.An executed copy of the Employment Agreement is attached herein as Exhibit A for reference.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of this the 13th day of February, 2020.
EXECUTIVE    CARDTRONICS USA, INC.

By: /s/ Dan P. Antilley         By: /s/ Edward H. West
Name: Dan P. Antilley      Name: Edward H. West
Title: CISO - Operations EVP      Title: Chief Executive Officer

Attachments:

Exhibit A: The Executed Employment Agreement

EXHIBIT A

The Executed Employment Agreement (attached)